                                                                     EXHIBIT 7.2

                          ALLIANCE ENTERTAINMENT CORP.


                               PURCHASE AGREEMENT


                                                               December 20, 1996


To the Purchasers (the "Purchasers")
                        ----------
named in Section 1 below

Dear Sirs:

     The undersigned, ALLIANCE ENTERTAINMENT CORP., a Delaware corporation (the "Company"), proposes to issue and sell to the Purchasers for cash (i) 57,500
 -------
shares (the "Series B Shares") of its Series B Convertible Preferred Stock, par
             ---------------
value $0.01 per share ("Series B Preferred Stock"), and (ii) notes in the
                        ------------------------
aggregate principal amount of $10,000,000 exchangeable into shares of Series B Preferred Stock (the "Convertible Notes"), subject to the terms and conditions
                      -----------------
set forth herein. In addition, pursuant to Section 1.4 herein, WCI will be required to provide a standby purchase commitment in connection with a rights offering (the "Rights Offering") to the holders of Common Stock of the Company
               ---------------
to subscribe for an aggregate of approximately 3,500,000 shares (the "Series C
                                                                      --------
Shares," and collectively with the Series B Shares, the "Shares") of its Series
------                                                   ------
C Convertible Preferred Stock, par value $0.01 per share (the "Series C
                                                               --------
Preferred Stock," and collectively with the Series B Preferred Stock, the
---------------
"Preferred Stock," and together with the Convertible Notes, the "Securities"),
----------------                                                 ----------
subject to the terms and conditions set forth herein.

      The Securities will be issued pursuant to, and subject to, the terms and conditions of this Agreement (the terms "this Agreement" or "Purchase Agreement"
                                         --------------      ------------------
as used herein or in any Exhibit hereto shall mean this Agreement and the Exhibits hereto individually and collectively as they may from time to time be modified or amended).

     As used in this Agreement, the following terms shall have the following meanings:

     "Bank Agreement" shall mean the Third Amended and Restated Credit Agreement
      --------------
dated as of July 25, 1995 among the Company, certain Subsidiaries of the Company and the lenders named therein, as amended from time to time.

     "BTC" shall mean BT Capital Partners, Inc.
      ---

     "Business Day" shall mean a day other than a Saturday, Sunday or other day
      ------------
on which commercial banks in New York City are authorized or required by law to close.

     "Closing Dates" shall mean the Series B Closing Date, the Convertible Note
      -------------
Closing Date and the Series C Closing Date.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.
      ----

     "Common Stock" shall mean the Company's Common Stock, par value $0.0001 per
      ------------
share.

     "Contingent Stock" shall mean the Tranche 1 Contingent Stock and the
      ----------------
Tranche 2 Contingent Stock as such terms are defined in the Stock Acquisition and Merger Agreement.

     "Conversion Shares" shall mean shares of Common Stock issued or issuable
      -----------------
upon conversion of Preferred Stock.

     "Convertible Note Closing Date" shall mean the date of the Convertible Note
      -----------------------------
Closing.

     "CVI" shall mean Cypress Ventures, Inc., a wholly owned subsidiary of WCI.
      ---

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.
      ------------

     "fully diluted" shall mean taking into account all outstanding warrants and
      -------------
options to acquire Common Stock as though exercised, and all outstanding securities convertible into Common Stock (including without limitation the Preferred Stock) as though converted on the date of determination, but not taking into account any Contingent Stock.

     "Governmental Authority" shall mean any nation or government, any state or
      ----------------------
other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of
      -------
1976 or any successor law, together with the regulations and rules issued thereunder.

     "NYSE" shall mean the New York Stock Exchange.
      ----

     "Public Debt Indenture" shall mean the Indenture dated as of July 25, 1995
      ---------------------
among the Company, certain Subsidiaries of the Company and Bankers Trust Company, as trustee, as amended from time to time.

     "Public Offering" shall mean any time a registration statement filed under
      ---------------
the Securities Act respecting a primary offering of Common Stock (or securities convertible into, or exchangeable for, Common Stock or rights to acquire Common Stock or such securities), which is underwritten on a firmly committed basis, is declared effective and the securities so registered are issued and sold.

     "Rights" shall have the meaning set forth in Section 4.8.
      ------

     "Rights Offering" shall have the meaning set forth in the preamble of this
      ---------------
Agreement.

     "SEC" shall mean the Securities and Exchange Commission.
      ---

     "Securities" shall have the meaning set forth in the preamble of this
      ----------
Agreement.

     "Securities Act" shall mean the Securities Act of 1933, as amended.
      --------------

     "Series B and Convertible Notes Closing Date" shall mean the date of the
      -------------------------------------------
closing of the purchase and sale of the Series B Shares and the Convertible
Notes.

     "Series B Certificate of Designations" shall mean the certificate of
      ------------------------------------
designations establishing the terms of the Series B Preferred Stock.

     "Series B Preferred Stock" shall have the meaning set forth in the preamble
      ------------------------
of this Agreement.

     "Series B Shares" shall have the meaning set forth in the preamble of this
      ---------------
Agreement.

     "Series C Certificate of Designations" shall mean the certificate of
      ------------------------------------
designations establishing the terms of the Series C Preferred Stock.

     "Series C Closing" shall mean the closing of the purchase and sale of the
      ----------------
Series C Shares.

     "Series C Closing Date" shall mean the date of the closing of the purchase
      ---------------------
and sale of Series C Shares pursuant to the terms and conditions of this Agreement.

     "Series C Preferred Stock" shall have the meaning set forth in the preamble
      ------------------------
of this Agreement.

     "Series C Preferred Stock Notice" shall mean a written notice delivered by
      -------------------------------
the Company to the Purchasers in which the

Company elects to sell the Series C Shares to the Purchasers pursuant to Section 1.2(a) hereof.

     "Series C Shares" shall have the meaning set forth in the preamble of this
      ---------------
Agreement.

     "Stock Acquisition and Merger Agreement" shall mean the Stock Acquisition
      --------------------------------------
and Merger Agreement, dated as of August 15, 1996 by and among Alvin N. Teller, WCI, U.S. Equity Partners, L.P., U.S. Equity Partners (Offshore), L.P., Red Ant Box, Inc., the Company and Alliance Acquisition Co. Inc.

     "Subsidiary" shall mean each corporation or other entity, if any, of which
      ----------
the Company or another Subsidiary shall own at least fifty percent (50%) of (x) the stock of any class having power under ordinary circumstances to vote for the election of directors or (y) the capital or equity, however named.

     "WCI" shall mean Wasserstein & Co., Inc.
      ---

     In connection with the issuance of the Securities, the Company agrees with each of the Purchasers and the Purchasers severally agree with the Company as follows:

     Section 01. Purchase and Sale of Securities.
                 -------------------------------

     01.1  Series B Preferred Stock.  (a)  Subject to the terms and conditions
           ------------------------
of this Agreement, the Company agrees to issue and sell to each Purchaser named below, and such Purchaser agrees to purchase from the Company, on the Series B and Convertible Notes Closing Date, at an aggregate price of $5,000,000, the number of shares of Series B Preferred Stock set forth opposite such Purchaser's name below:

Name and Address
of Purchaser             Number of Shares
----------------         ----------------

Cypress Ventures, Inc.        57,500
31 West 52nd Street
New York, New York  10019

     (b) Certificate of Designation.  The Series B Preferred Stock shall be
         --------------------------
issued pursuant to a certificate of designations substantially in the form of

Exhibit A hereto (the "Series B Certificate of Designations"), which shall be in
---------              ------------------------------------
effect on the Series B and Convertible Notes Closing Date.

     (c) Payment of Purchase Price.  The purchase price for the Series B Shares
         -------------------------
shall be payable on the Series B and Convertible Notes Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series B and Convertible Notes Closing Date shall be December 20, 1996 or such later date as the parties mutually agree.

     01.2  Convertible Notes.  (a)  Subject to the terms and conditions of this
           -----------------
Agreement, the Company agrees to issue and sell to each Purchaser, and each Purchaser severally agrees to purchase from the Company, at a price of 100% of the principal amount thereof on the Series B and Convertible Notes Closing Date, the principal amount of Convertible Notes set forth opposite such Purchaser's name below:

       Name and Address                 Principal Amount of
        of Purchasers                    Convertible Notes
     -----------------                  -------------------

     Cypress Ventures, Inc.                  $2,500,000
     31 West 52nd Street
     New York, New York  10019

     BT Capital Partners, Inc.               $7,500,000
     130 Liberty Street - 34th Floor
     New York, New York  10006

     (b) Form of Convertible Notes.  The Convertible Notes shall be issued in
         -------------------------
the form annexed hereto as Exhibit C.

     (c) Payment of Purchase Price.  The purchase price for the Convertible
         -------------------------
Notes shall be payable on the Series B and Convertible Notes Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series B and Convertible Notes Closing Date shall be the date that the conditions specified in Section 3.1 have been satisfied, or such later date as may be mutually agreed upon by the parties hereto.

      1.3  Financing Fee.  The Company agrees to pay on the Series B and
           -------------
Convertible Notes Closing Date a financing fee of (i) $225,000 to WCI and (ii) $225,000 to BTC.

      1.4  Series C Preferred Stock.  (a)  Subject to the terms and conditions
           ------------------------
of this Agreement, WCI agrees to act as lead manager of the Rights Offering on a best efforts basis and shall purchase up to 1,750,000 shares of Series C Stock at a price of $10.00 per Share, in the event the Rights Offering is not fully subscribed. WCI's obligation to purchase Series C Shares is subject to the conditions set forth in Section 3.2. BTC shall have the right, and WCI agrees to cooperate with BTC in the event BTC elects prior to the commencement of the Rights Offering, to purchase the sum of (i) 50% of the Series C Shares that are not subscribed for in the Rights Offering, and (ii) 50% of the aggregate number of shares subscribed for by BTC and WCI.

     The subscription price and other material terms of the Rights Offering shall be substantially as set forth in the Summary of Terms attached as Schedule
                                                                        --------
1.4 hereto.
---

     (b) Certificate of Designations.  The Series C Preferred Stock shall be
         ---------------------------
issued pursuant to a certificate of designations substantially in the form of

Exhibit B hereto (the "Series C Certificate of Designations"), which shall be in
---------              ------------------------------------
effect on the Series C Closing Date.

     (c) Payment of Purchase Price.  The purchase price for the Series C Shares
         -------------------------
shall be payable on the Series C Closing Date, in cash by wire transfer of immediately available funds pursuant to the Company's written instructions. The Series C Closing Date shall be the date on which all the conditions to closing set forth in Section 3.2 have been satisfied or waived.

     (d) Financing Fee.  The Company agrees to pay on the Series C Closing Date
         -------------
a financing fee in the aggregate amount of $1,050,000 to be allocated among WCI and BTC pro rata based upon the commitment to purchase Series C Shares not subscribed for in the Rights Offering and the number of shares purchased at the Series C Closing.

     (e) Syndication.  The Purchasers shall have the right to assign their
         -----------
rights and obligations under this Agreement with respect to the purchase of the Series C Shares, provided that (i) the assignees ("Substituted Purchasers")
                                                   ----------------------
agree to be bound by the terms and conditions contained in this Agreement, including, without limitation, the representations and covenants contained in Sections 6 and 7 herein, in form and substance reasonably satisfactory to the Company and its counsel, and (ii) no such assignment shall cause the Series C Preferred Stock to be subject to the registration requirements of the Securities Act, and provided further that the Purchasers shall not be relieved of their obligations to purchase the Series C Shares if they assign their rights and obligations hereunder.

     01.5  Registration Rights. (a)  The Company agrees to use best efforts to
           -------------------
maintain with respect to the Conversion Shares and all other shares of Common Stock held by the Purchasers on the Closing Date an effective registration statement under the Securities Act and a current prospectus relating thereto, and effective registration statements or qualifications under the securities laws of each holder's state of residence, for a period of five (5) years after the date hereof or, if later, until the Purchaser is no longer an affiliate (as defined in the Exchange Act) of the Company. To the extent such registration statements or qualifications are not maintained in effect, the Purchasers and the Company shall have the rights and obligations set forth in Exhibit D
                                                               ---------
attached hereto with respect to registrations of the Company's securities under the Securities Act.

     (b) The rights of a Purchaser under Sections 2 and 3 of Exhibit D shall
                                                             ---------
cease to be exercisable after the later of (a) the fifth anniversary of the date of this Agreement, and (b) any date as of which the Purchasers have disposed of shares of Common Stock constituting 90% of the Common Stock held by them (including Conversion Shares issuable upon conversion of the Shares held by them) on the date hereof, in either case provided that the Company shall continue to comply with the public information requirements for the availability of Rule 144 under the Securities Act with respect to subsequent sales by the Purchaser.

     Section  2.  Representations of the Company.
                  ------------------------------

     In order to induce the Purchasers to purchase the Securities, the Company hereby represents and warrants to, and agrees with, the Purchasers and their respective successors, endorsees and assigns that:

     2.1  Certificate of Designations.  The Company has filed the Series B
          ---------------------------
Certificate of Designations and the Series C Certificate of Designations with the Secretary of State of the State of Delaware. The Series B Certificate of Designations and the Series C Certificate of Designations and the resolutions of the Company's Board of Directors contained therein are in full force and effect.

     2.2  Organizational Documents.  The Company has delivered to the
          ------------------------
Purchasers an accurate and complete copy of (a) its Certificate of Incorporation and all amendments thereto, certified by the Secretary of State of the State of Delaware, and (b) its By-laws and all amendments thereto, certified by its Secretary or Assistant Secretary.

     2.3  Existence and Qualification.  The Company is a corporation duly
          ---------------------------
organized, validly existing and in good standing under the laws of the State of Delaware. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing as a foreign corporation could reasonably be expected to have a material adverse effect on its business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

     2.4  Power and Authority.  The Company has all corporate power and
          -------------------
authority necessary to own, operate or lease its properties and assets and to conduct its business as now conducted by it. The Company has all corporate power and authority necessary to issue the Securities, and to execute, deliver, and perform its obligations under this Agreement (including without limitation

Exhibit D hereto) and the Securities (collectively, the "Transaction
---------                                                -----------
Documents").

     2.5  Corporate Action.  The Company has taken all corporate action
          ----------------
required to authorize the issuance of the Securities and the execution, delivery and performance of the Transaction Documents.

     2.6  Due Execution and Delivery.  The Company has duly executed and
          --------------------------
delivered each of the Transaction Documents, except that the Convertible Notes, the Series B Shares and the Series C Shares shall not be executed and delivered until their respective Closing Dates.

     2.7  Consents; Governmental Approvals.  No consent or approval of any
          --------------------------------
person, firm or corporation, and no consent, license, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required to be obtained or made by or on behalf of the Company in connection with the offer, issuance and sale of the Securities, the execution, delivery or performance of any of the Transaction Documents or the completion of the transactions contemplated thereby, except for (a) filings with the SEC, the NYSE and under state securities laws that may be required, (b) filings under the HSR Act contemplated by Section 4.5, (c) consent of the banks under the Bank Agreement to permit the issuance of the Convertible Notes and (d) approval of the stockholders of the Company contemplated by Section 4.6.

     2.8  Binding Effect.  Each of the Transaction Documents is a legal, valid
          --------------
and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies. The terms of the Series B Certificate of Designations and the Series C Certificate of Designations applicable to the Series B Shares and Series C Shares, respectively, and the Convertible Notes are legal, valid and binding obligations of the Company, enforceable against it in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally or limitations on the availability of equitable remedies.

     2.9  Absence of Conflicts.  The issuance of the Securities and the
          --------------------
execution, delivery and performance of the Transaction Documents by the Company do not and will not (a) conflict with or violate any provision of the Certificate of Incorporation, as amended, or By-laws of the Company, (b) conflict with or result in a violation, breach or default by the Company under
(i) any provision of any existing statute, law, rule or regulation binding on it or any order, judgment, award, decree, license or authorization of any court or governmental instrumentality, authority, bureau or agency binding on it, or (ii) any material provision of any mortgage, indenture, lease or other contract, agreement, instrument or undertaking to which it is a party or will be a party immediately after the Series B and Convertible Notes Closing and the Series C Closing, or by which or to which it or any of its property or assets is now or immediately after such Closings will be bound or subject, or (c) result in the creation or imposition of any lien, encumbrance or other charge on any of its properties or assets.

     2.10  No Defaults.  None of the Company or its Subsidiaries is in default
           -----------
under or in violation of (a) its Certificate of Incorporation, as amended, or By-laws, (b) any agreement or instrument to which it is a party relating to its indebtedness for borrowed money, (c) any other agreement or instrument to which it is a party, (d) any statute, rule, writ, injunction, judgment, decree, order or regulation of any court or governmental authority having jurisdiction over it, or (e) any license, permit, certification or approval requirement of any customer, supplier, governmental authority or other person, in the case of (c),
(d) or (e) above, in any way that could reasonably be expected to have a material adverse effect on the present or prospective business, operations, prospects, properties, assets or condition (financial or otherwise) of such corporation, or the Company's ability to perform its obligations under any of the Transaction Documents.

     2.11  Capitalization and Stockholders.  As of November 30, 1996, the
           -------------------------------
authorized capital stock of the Company consisted of: (i) 100,000,000 shares of Common Stock, of which (A) 44,764,853 shares are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights, (B) no shares are held in the treasury of the Company, (C) 13,966,551 shares are reserved for future issuance for the exercise of outstanding stock options and (D) 1,670,773 shares are reserved for future issuance for the exercise of warrants, and (ii) 10,000,000 shares of preferred stock, of which 422,500 shares of Series A Convertible Preferred Stock (initially convertible into 5,827,586 shares of Common Stock) are issued and outstanding. Except for the Contingent Stock and as described in Schedule 2.11, no shares of the capital stock or other equity securities of the Company are authorized, issued or outstanding, or reserved for any other purpose, and there are no options, warrants or other rights (including registration rights), agreements, arrangements or commitments of any character (including, without limitation, obligations to issue shares as the deferred purchase price for acquisitions of stock or assets of third parties) to which the Company or any of its Subsidiaries is a party relating to the issued or unissued capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries or obligating the Company or any of its Subsidiaries to grant, issue or sell any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries, by sale, lease, license or otherwise. The Company has no outstanding bonds, debentures, notes or other obligations the holders of which have the right to vote or which are convertible into or exercisable for securities having the right to vote with the stockholders of the Company on any matter. There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity securities or ownership interests of the Company or any of its Subsidiaries. There are no preemptive or similar rights to purchase or otherwise acquire shares of capital stock of the Company. Immediately after the Series B and Convertible Notes Closing and the Series C Closing, all outstanding shares will be duly and validly issued and outstanding and fully paid and nonassessable.

     2.12  SEC Documents.  (a)  The Common Stock of the Company is registered
           -------------
pursuant to Section 12(g) of the Exchange Act and the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d), in addition to one or more registration statements and amendments thereto heretofore filed by the Company with the SEC. The Company has delivered or made available to the Purchasers true and complete copies of (i) its annual reports on Form 10-K and quarterly reports on Form 10-Q for its 1994 and 1995 fiscal years, (ii) proxy statements, information and solicitation materials filed by the Company with the SEC since January 1, 1994, and (iii) each other report, registration statement, proxy statement and other document filed with the SEC since the filing of its most recent Form 10-K (all of the foregoing, collectively, the "SEC Documents").
                                                                -------------

     (b) As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such SEC Documents, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.


     2.13  Financial Statements.  The financial statements of the Company
           --------------------
included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (a) as may be otherwise indicated in such financial statements or the notes thereto or (b) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which adjustments could not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the financial condition of the Company and subject to adjustments as previously disclosed to the Purchasers).

     2.14  No Material Adverse Change.  Since September 30, 1996, the date
           --------------------------
through which the most recent quarterly report of the Company on Form 10-Q has been prepared and filed with the SEC, a copy of which is included in the SEC Documents, there has been no material adverse change in the businesses, properties, prospects, operations or financial condition of the Company and its Subsidiaries, except as otherwise disclosed or reflected in other SEC Documents, or otherwise disclosed to the Purchasers on or before the Series B and Convertible Notes Closing Date with respect to facts existing prior to the Series B and Convertible Notes Closing Date.

     2.15  No Undisclosed Events or Circumstances.  No event or circumstance
           --------------------------------------
has occurred or exists with respect to the Company or its Subsidiaries, or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company and which has not been so publicly disclosed or announced, or otherwise disclosed to the Purchasers on or before the Series B and Convertible Notes Closing Date with respect to facts existing prior to the Series B and Convertible Notes Closing Date.

     2.16  No General Solicitation.  Neither the Company, nor any of its
           -----------------------
affiliates, nor, to its knowledge, any person acting on its or their behalf has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities.

     2.17  No Integrated Offering.  Neither the Company, nor any of its
           ----------------------
affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the Securities under the Securities Act.

     2.18  Brokers.  The Company represents and warrants that it has employed
           -------
no brokers, agents or finders in carrying on the negotiations relating to this Agreement or to the transactions herein contemplated.

     2.19  Untrue or Misleading Statements.  Neither this Agreement nor any
           -------------------------------
other Transaction Document or other agreement, certificate, instrument or written statement furnished by or on behalf of the Company or, to the best of the Company's knowledge, by any other person, firm or corporation, to the Purchasers in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which such statements were made.

     2.20  Receivables.  Except to the extent, if any, reserved for on the
           -----------
September 30, 1996 balance sheet (after giving effect to the previously disclosed restructuring or other charges to be effected in the fourth quarter of 1996 and except with respect to transactions not material, singly or in the aggregate, to the Company as a whole) all Receivables reflected on such balance sheet:

     (a) arose from the sale of inventory or services to persons not affiliated with the Company and in the ordinary course of business; and

     (b) constitute or will constitute, as the case may be, valid and collectible claims of the Company not subject to valid claims of set-off or other defenses or counterclaims other than normal cash discounts and product returns in the ordinary course of business.

     2.21  Inventories.  Subject to amounts reserved therefor on the September
           -----------
30, 1996 balance sheet (after giving effect to the previously disclosed restructuring and other charges to be effected in the fourth quarter of 1996 and except for amounts which are not, singly or in the aggregate, material to the Company as a whole):

     (a) the values at which all inventories are carried on the September 30, 1996 balance sheet reflect the historical inventory valuation policy of the Company and comply with generally accepted accounting principles;

     (b) the Company has good and marketable title to the inventories included on the balance sheet;

     (c) the Company is not under any obligation or liability with respect to accepting returns of items of inventory or merchandise in the possession of its customers other than in the ordinary course of business; and

     (d) the inventories are in good and merchantable condition in all material respects, are suitable and usable for the purposes for which they are intended and are in a condition such that they can be sold in the ordinary course of business.

     2.22  Fairness Opinion.  The Company has received the opinion of Tucker
           ----------------
Anthony Incorporated as to the fairness to the Company, as of the date of this Agreement, of the issuance of the Securities and the other transactions contemplated hereby, from a financial point of view.

     2.23  Customers.  As of the date hereof, the Company has not received any
           ---------
oral or written notice and has no reason to believe that any of the Company's top ten customers in terms of gross revenues for the twelve months ending December 31, 1996 has ceased, or will cease, to use the products, equipment, goods or services of the Company or has substantially reduced, or will substantially reduce, the use of such products, equipment, goods or services at any time; provided, however, that in the event the Company shall have received
          --------  -------
notice or have any reason to believe that such circumstances exist on or after the Series B Closing Date but prior to the Series C Closing, it shall promptly so inform the Purchasers in writing.

     Section 03.  Conditions Precedent.
                  --------------------

     3.1  Conditions Precedent for Series B and Convertible Notes Closing.  The
          ---------------------------------------------------------------
obligation of WCI to purchase Series B Shares and WCI and BT Capital Partners to purchase Convertible Notes hereunder on the Series B and Convertible Notes Closing Date shall be subject to the satisfaction of each of the following conditions precedent on or prior to such Series B and Convertible Notes Closing
Date:

     (a) Representations.  All representations and warranties made in this
         ---------------
Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of Series B Shares.

     (b) Officer's Certificate.  The Company shall deliver to the Purchasers a
         ---------------------
certificate of its President, Senior Executive Vice President or Executive Vice President dated the Series B and Convertible Notes Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the conditions in Section 3.1(a).

     (c) No Material Adverse Change.  The Purchasers shall be satisfied that no
         --------------------------
event, circumstance or condition shall have occurred and be continuing that could reasonably be expected to have a material adverse effect on the Company's business, operations, prospects, properties or condition (financial or otherwise), or its ability to perform its obligations hereunder.

     (d) Suspension of Trading.  Trading in the Company's Common Stock shall not
         ---------------------
have been suspended by the SEC or any exchange on which it is listed for trading (except for any suspension of trading of limited duration agreed to by the Company solely to permit dissemination of material information regarding the Company), and trading in securities generally as reported by such exchange(s) shall not have been suspended or limited, other than a temporary suspension in trading to provide for an orderly market.

     (e) Voting Agreement.  The parties thereto shall have executed and
         ----------------
delivered to the Purchasers a Voting Agreement substantially in the forms of

Exhibit E attached hereto.
---------

     (f) Legal Opinion.  The Company shall have delivered to the Purchasers the
         -------------
executed legal opinions of Christopher J. Joyce and Messrs. Cahill Gordon & Reindel, counsel to the Company, dated the Series B and Convertible Notes Closing Date in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (g) Bank Agreement.  The Bank Agreement shall have been amended in form
         --------------
satisfactory to the Purchasers to permit the issuance of the Convertible Notes.

     (h) Fees.  The Purchasers (or their agents) shall have received the fees
         ----
and other amounts payable on the Series B and Convertible Notes Closing Date referred to in Section 9.5 and in Section 1.3.

     (i) Board of Directors Representation.  On or before the Series B and
         ---------------------------------
Convertible Notes Closing Date, Messrs. Bassin, Hochman, Marx, Newman, Narang and Shand shall have resigned (effective upon the designation of their successors) from the Board of Directors of the Company, and there shall have been elected and qualified pursuant to the By-laws of the Company as successor directors to such resigning directors on the Board of Directors of the Company four persons designated by WCI and two persons designated by BTC, such persons to be in addition to existing designees of BTC and WCI serving on the Board of Directors.

     (j) AT Employment Agreement.  The Company and Alvin Teller shall have
         -----------------------
executed an amendment to the AT Employment Agreement (as such term is defined in the Stock Acquisition and Merger Agreement) in the form attached as Exhibit F hereto.

     (k) Restated By-laws.  The By-laws of the Company shall have been amended
         ----------------
to read as set forth in Exhibit G hereto.

     (l) Stock Acquisition and Merger Agreement.  The Company, WCI and Alvin
         --------------------------------------
Teller shall have executed a waiver with respect to the Stock Acquisition and Merger Agreement in the form attached as Exhibit H hereto.

     (m) Additional Documents.  Each Purchaser shall have received all such
         --------------------
agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (n) Additional Matters.  All other documents and legal matters in
         ------------------
connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.

     3.2  Conditions for Series C Closing.  The obligation of WCI and BTC to
          -------------------------------
purchase Series C Shares hereunder on the Series C Closing Date shall be subject to the satisfaction of each of the following conditions precedent on, or prior to, the Series C Closing Date:

     (a) Series B and Convertible Notes Closing.  The Series B and Convertible
         --------------------------------------
Notes Closing shall have occurred.

     (b) Rights Offering.  The Rights Offering shall have expired in accordance
         ---------------
with its terms and all Series C Shares subscribed for shall have been purchased. The registration statement and any prospectus (and all amendments thereto) relating to the Rights Offering shall not contain any untrue statement of fact which, in the Purchaser's opinion, is material, or omit to state any fact which, in the Purchaser's opinion, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

     (c) Subscriptions.  Persons other than WCI shall have purchased or shall
         -------------
purchase simultaneously with the Series C Shares at least 1,750,000 shares of the Series C Shares.

     (d) Representations.  All representations and warranties made in this
         ---------------
Agreement and in any other agreement, certificate or instrument furnished to the Purchasers in connection herewith (except that representations and warranties given as of a specific date need only be true and correct as of the date specified) shall be true and correct in all material respects with the same force and effect as though such representations and warranties had been made at the time of, and immediately after giving effect to, the sale of the Series C Shares on the Series C Closing Date.

     (e) No Defaults Under Indebtedness.  The Company shall not be in default
         ------------------------------
under the Bank Agreement or the Public Debt Indenture on the Series C Closing Date after giving effect to the Series C Closing.

     (f) Additional Officer's Certificate.  The Company shall deliver to the
         --------------------------------
Purchasers a certificate of its President, Senior Executive Vice President or Executive Vice President dated the Series C Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel, certifying the satisfaction of the condition in Section 3.3(c).

     (g) Legal Opinion.  The Company shall have delivered to the Purchasers the
         -------------
executed legal opinion of Messrs. Cahill Gordon & Reindel, counsel to the Company, dated the Series C Closing Date, in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (h) Fees.  The Purchasers (or their agents) shall have received the fees
         ----
and other amounts payable on the Series C Closing Date referred to in Section
9.5 and in Section 1.3(d).

     (i) Bank Agreement.  The Bank Agreement shall have been amended in a manner
         --------------
reasonably satisfactory to the Purchasers.

     (j) No Material Adverse Change.  On or after the date hereof, the
         --------------------------
Purchasers shall be satisfied, in the exercise of their reasonable business judgment, that no event, circumstance or condition has had, or shall have occurred and be continuing that could reasonably be expected to have, a material adverse effect on the Company's business, operations, properties or condition (financial or otherwise) taken as a whole, or its ability to substantially perform its obligations hereunder, under the Notes or with respect to the Preferred Stock.

     (k) Restructuring Plan.  WCI shall be afforded an opportunity to review and
         ------------------
to have access to the Company's third party consultants involved in the Company's restructuring plans. As promptly as practicable, WCI shall (i) suggest any modifications to the Company's restructuring plans they feel are advisable and (ii) in good faith notify the Company if the Purchasers do not reasonably believe that the savings reflected in such restructuring plan are reasonably achievable. The Company agrees to consider in good faith any suggestions presented by WCI with respect to the restructuring plan.

     (l) Market Conditions.  Trading in the Company's securities or in
         -----------------
securities generally on the New York Stock Exchange or in the over-the-counter market shall not have been suspended, other than a temporary suspension of trading to provide for an orderly market, or a general banking moratorium shall not have been declared by Federal or state authorities.

     (m) No Bankruptcy Proceeding.  There shall not be pending against the
         ------------------------
Company or a substantial part of its property any voluntary or involuntary insolvency proceeding under any bankruptcy law and no order shall have been entered and be in effect with respect to the Company or any substantial part of its property under any bankruptcy law.

     (n) Additional Documents.  Each Purchaser shall have received all such
         --------------------
agreements, documents, instruments, approvals, certificates, legal opinions and information as such Purchaser shall reasonably request in connection with this Agreement, the Shares and the transactions herein and therein contemplated, all of which shall be in form and substance reasonably satisfactory to the Purchasers and their counsel.

     (o) Additional Matters.  All other documents and legal matters in
         ------------------
connection with the transactions contemplated by this Agreement shall be reasonably satisfactory to the Purchasers.

     Section 04.  Covenants.
                  ---------

     The Company covenants and agrees that:

     4.1  Registration and Listing.  The Company will cause its Common Stock to
          ------------------------
continue to be registered under Section 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, will comply with all requirements related to any registration statement filed pursuant to this Agreement and will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under such Acts. The Company will take all action within its power to continue the listing or trading of its Common Stock on the NYSE and will comply in all respect with the Company's reporting, filing and other obligations under the bylaws or rules of such exchange.

     4.2  Financial Statements and Information.  The Company will furnish or
          ------------------------------------
cause to be furnished to each of the Purchasers (as long as such Purchaser remains the beneficial owner of at least 25% of the Securities purchased hereunder) the following financial statements and information:

     (a) All reports and other written communications delivered by the Company to its stockholders as such, and all registration statements (when available to the public) and periodic reports filed by the Company or any officer or director thereof with the SEC or any securities exchange, pursuant to the Securities Act, the Exchange Act, or the rules of such securities exchange.

     (b) With reasonable promptness, all financial statements or reports (including comment letters to management) furnished to the Company by its independent certified public accountants.

     4.3  Use of Proceeds.  The Company will use the proceeds received from the
           ---------------
sales of the Securities for general corporate purposes.

     4.4  Compliance with Applicable Law.  The Company will comply, and cause
           ------------------------------
each Subsidiary to comply, with each statute, law, rule, regulation, order or other governmental requirement, noncompliance with which (in any one instance or in the aggregate) is likely to materially adversely affect (a) the business, operations, property or financial condition of the Company or such Subsidiary, or (b) the Company's ability to perform its obligations to the Purchasers.

     4.5  Pre-Merger Notification Act Compliance.  If in connection with any
          --------------------------------------
proposed conversion, exchange of the Convertible Notes or the issuance or conversion of Preferred Stock the Company or a Purchaser determines that a filing is required under the HSR Act, as promptly as practicable after notification of the proposed conversion is received the Company will make all such filings required by the HSR Act to be made in order to complete the proposed conversion. The Purchasers will cooperate with the Company to the extent reasonably necessary to complete such filings. The Company will pay all filing fees required in connection with such filings. The issuance of Conversion Shares resulting from such conversion may be delayed until two (2) days after the expiration of the applicable waiting period following such filing(s).

     4.6  Stockholder Approval. The Company shall exert its best efforts to
          --------------------
obtain the stockholders' approval and authorization of the issuance of Common Stock upon conversion of the Series B Preferred Stock and the Series C Preferred Stock as promptly as practicable after the Series B and Convertible Notes Closing Date and the Series C Closing Date, respectively, all in accordance with the terms of the Certificate of Designations, and all to the extent necessary to satisfy the requirements of Rule 312.03 of the New York Stock Exchange Listed Company Manual, as applied to the issuance of Common Stock upon conversion of the Preferred Stock.

     4.7  Further Assurances.  The Company will execute and deliver or cause to
          ------------------
be executed and delivered such further instruments and do or cause to be done such further acts as may be reasonably necessary to carry out its obligations under this Agreement.

     4.8  Rights Offering.  The Company shall, as promptly as practicable, use
          ---------------
its best efforts to (a) file with the SEC and have declared effective a Registration Statement covering (i) the distribution to holders of the Company's common stock rights

("Rights") to subscribe for and purchase an aggregate of 3,500,000 shares of
  ------
Series C Preferred Stock (the "Rights Offering"), (ii) the registration of the
                               ---------------
Series C Preferred Stock issuable upon exercise of such Rights and (iii) the registration of the Company common stock issuable upon conversion of such Series C Preferred Stock; and (b) cause the Series C Preferred Stock and the common stock issuable upon conversion thereof to be approved for listing on the NYSE. The Rights Offering and the Rights shall have substantially the terms and conditions set forth on Schedule 1 hereto.

     4.9  Nomination of Certain Officers.  For so long as WCI and BTC hold 50%
          ------------------------------
or more of the Securities issued to them pursuant to this Agreement, WCI and BTC (or in the event WCI or BTC holds 50% or more of the Securities purchased by it and the other does not hold 50% or more of the Securities purchased by it, then such 50% or more holder alone) shall have the exclusive power to nominate a candidate to be considered for the position of Executive Vice President-Finance, subject to the consent of the Co-Chairman and Chief Executive Officer of the Company, whose consent shall not be unreasonably withheld. Such Co-Chairman and Chief Executive Officer shall not remove the Executive Vice President - Finance without the approval of the Board of Directors of the Company which shall be the only limitation of such Co-Chairman and Chief Executive Officer's power to fire employees, and such Co-Chairman and Chief Executive Officer shall retain the exclusive power to nominate a candidate to be considered as the executive in charge of distribution operations or logistics (or other similar position involving the supervision of the warehousing and shipping of inventory), subject to the consent of WCI and BTC so long as WCI and BTC hold 50% or more of the Securities issued to them pursuant to the Purchase Agreement (or in the event WCI or BTC holds 50% or more of the Securities purchased by it pursuant to the Purchase Agreement and the other does not hold 50% or more of the Securities purchased by it pursuant to the Purchase Agreement, then such 50% or more holder alone), which consent shall not be unreasonably withheld.

     4.10  Board of Directors Representation.  In the event the Series C
           ---------------------------------
Closing shall occur and BTC does not commit to purchase at least 50% of the Series C Shares not subscribed for in the Rights Offering exclusive of shares subscribed for by WCI and BTC, then BTC shall cause one of the persons designated by BTC pursuant to Section 3.1(i) to serve on the Board of Directors of the Company to resign, WCI shall designate a replacement and BTC shall cause the other Directors designated by BTC to vote in favor of such replacement. In the event the Series C Closing shall occur and BTC commits to purchase at least 50% of the Series C Shares, and WCI does not purchase at least 50% of the Series C Shares not subscribed for in the Rights Offering exclusive of shares subscribed for by WCI and BTC, then WCI shall cause one of the persons designated by WCI pursuant to Section 3.1(i) to serve on the Board of Directors of the Company to resign, BTC shall designate a replacement and WCI shall cause the other directors designated by WCI to vote in favor of such replacement.

     Section 5.  Investment Representation.
                 -------------------------

     5.1  Securities Act.  Each Purchaser acknowledges that (a) the Securities
          --------------
being acquired by such Purchaser are not being registered under the Securities Act (other than the Series C Shares in connection with the Rights Offering) on the ground that the issuance thereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering, and (b) the Company's reliance on such exemption is predicated in part on the representation hereby made to the Company by such Purchaser that it is sophisticated in financial affairs and is able to evaluate the risks inherent in investing in the Securities and is capable of bearing the economic loss of its entire investment, and is acquiring its Securities for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of its property shall at all times be within its control. None of the Purchasers is aware of any particular occasion, event or circumstance upon the occurrence or happening of which it intends to dispose of its Securities.

     5.2  Resales.  None of the Purchasers will sell or transfer all or any
          -------
part of its Securities unless and until it shall first have given notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of Shearman & Sterling, Eaton & Van Winkle or other counsel skilled in securities matters (selected by such Purchaser and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Securities Act, or (ii) an interpretive letter from the staff of the SEC to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Securities Act, in either case accompanied by evidence that such transfer will be in compliance with applicable state securities ("blue sky") laws; provided, however, that the
                                               --------  -------
foregoing shall not apply with respect to (1) any transfer pursuant to an effective registration statement under the Securities Act, or pursuant to Rule 144 thereunder, or (2) any transfers between a Purchaser and any institutional affiliate of such Purchaser for its own account.

     5.3  Legends.  The Company may place appropriate legends on the
          -------
certificates for the Securities and Conversion Shares concerning the restrictions set forth in this Section 6 and may refuse to transfer any of the Securities or Conversion Shares on its books should the holder thereof attempt to transfer any of them otherwise than in compliance herewith and therewith.
The Company
agrees to reissue certificates representing the Securities or, if applicable, the Conversion Shares without the legend provided for above at such time as (i) the holder thereof is permitted to dispose of such Securities or Conversion Shares pursuant to Rule 144(k) under the Securities Act, (ii) the Securities or Conversion Shares are sold to a purchaser or purchasers who (in the opinion of counsel to such purchasers, in form and substance reasonably satisfactory to the Company and its counsel) are able to dispose of such Securities or Conversion Shares publicly without registration under the Securities Act, or (iii) such securities are registered under the Securities Act.

     Section 6.  Transfers.
                 ---------

     Subject only to compliance with the requirements of Section 5.2, each Purchaser shall be entitled to assign and transfer all or any part of its Securities or Conversion Shares, or any interest or participation therein, and its related rights under this Agreement; and upon the assignment or transfer by such Purchaser of all or any part of its Securities or Conversion Shares or its interest therein (except in a Public Offering, or a sale pursuant to Rule 144 under the Securities Act), the term "Purchaser" as used herein shall thereafter include, to the extent of the interest so assigned or transferred, the assignee or transferee of such interest. Notwithstanding the foregoing, except for sales on the NYSE or otherwise made in the open market, or pursuant to a Public Offering, Securities shall not be transferred to a competitor of the Company without the prior consent of the Company's Board of Directors.

     Section  7.  Effectiveness of Agreement.
                  --------------------------

     The covenants contained in this Agreement shall continue in full force and effect with respect to the Purchasers until all Shares of Preferred Stock and the Notes have been redeemed (and the redemption price therefor paid in full) or have been converted, and all Conversion Shares have been sold by the Purchasers in a Public Offering or pursuant to Rule 144 under the Securities Act, except that (i) the covenants contained in Section 1.4 shall terminate as provided in
Section 1.4(b), and (ii) the covenants contained in Sections 4.2(b) shall terminate at such time as the total number of shares of Common Stock held by the Purchasers does not exceed [twenty-five (25)] percent of the fully diluted outstanding shares of Common Stock of the Company purchased by such Purchaser pursuant to this Agreement.

     Section 8.  Judicial Proceedings.
                 --------------------

     8.1  Jurisdiction.  The Company irrevocably submits to the non-exclusive
          ------------
jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to this Agreement or any of the Securities or Conversion Shares. To the fullest extent it may effectively do so under applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     8.2  Judgments.  The Company agrees, to the fullest extent it may
          ---------
effectively do so under applicable law, that a judgment in any suit, action or proceeding of the nature referred to in Section 8.1 brought in any such court shall, subject to such rights of appeal on issues other than jurisdiction as may be available, be conclusive and binding upon the Company and may be enforced in the courts of the United States of America or the State of New York (or any other courts to the jurisdiction of which the Company is or may be subject) by a suit upon such judgment.

     8.3  Service.  The Company consents to service of process in any suit,
          -------
action or proceeding of the nature referred to in Section 8.1 by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to its address specified in or designated pursuant to Section 9.1. Such service (a) shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding and (b) shall, to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Company.

     8.4  Other Service or Jurisdiction.  Nothing in this Section 8 shall
          -----------------------------
affect the right of any of the Purchasers to serve process in any manner permitted by law, or limit any right that any of the Purchasers may have to bring proceedings against the Company in the courts of any jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     8.5  Waiver of Jury Trial.  THE COMPANY HEREBY EXPRESSLY WAIVES ANY RIGHT
          --------------------
IT MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE SHARES OR THE CONVERSION SHARES.

     8.6  Remedies for Breach.  Upon breach or default by the Company with
          -------------------
respect to any obligation hereunder, under the Shares or the Conversion Shares, the Purchasers (or their agents) shall be entitled to protect and enforce their rights at law, or in equity or by other appropriate proceedings for specific performance of such obligation, or for an injunction against such breach or default, or in aid of the exercise of any power or remedy granted hereby or thereby or by law.

     Section 9.  Miscellaneous.
                 -------------

     9.1  Notices. All notices, requests, demands or other communications to or
          -------
upon the respective parties hereto shall be in writing and shall be deemed to have been given or made, and all financial statements, information and the like required to be delivered hereunder shall be deemed to have been delivered, five
(5) days after deposited in the mails, registered or certified with postage prepaid, addressed to the Company at 110 East 59th Street, New York, New York 10022 Attention: President, with a copy to the counsel for the Company, Christopher J. Joyce, Esq., 110 East 59th Street, New York, New York 10022, and to the Purchasers at their respective addresses set forth in Section 1 of this Agreement, or to such other address as any of them shall specify in writing to the others. The Company shall maintain registers of the holders of the Securities and the Conversion Shares which shall contain the last address specified as provided in the preceding sentence. No other method of giving notice is hereby precluded. Upon reasonable request of any Purchaser, the Company will deliver to such Purchaser, at the Company's expense, additional copies of all financial statements, information and the like required hereunder.

     9.2  Cumulative Remedies, Etc.  No failure or delay on the part of any of
          ------------------------
the Purchasers in exercising any right, power or privilege hereunder, and no course of dealing between the Company and the Purchasers, or any of them, shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the simultaneous or later exercise of any other right, power or privilege. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Purchasers, or any of them, would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Purchasers, or any of them, to take any other or further action in any circumstances without notice or demand.

     9.3  No Oral Changes; Assignment; Survival of Representations.  This
          --------------------------------------------------------
Agreement may not be changed or terminated orally. This Agreement shall be binding upon the Company and the Purchasers and their successors and assigns. The Company shall not make any assignment of its rights under this Agreement or subject this Agreement or its rights hereunder to any lien or security interest of any kind whatsoever; and any such assignment, lien or security interest shall be absolutely void and unenforceable as against the Purchasers. All agreements, representations and warranties made herein or in writing otherwise in connection herewith shall survive the issuance of the Securities.

     9.4  Several Obligations.  The Purchasers shall not be jointly obligated
          -------------------
hereunder; their obligations are several. The sales of Securities to the Purchasers shall be deemed separate sales to each Purchaser.

     9.5  Expenses.  The Company agrees to pay and save the Purchasers harmless
          --------
against liability for the payment of all out-of-pocket expenses arising in connection with the negotiation, preparation, execution, delivery and enforcement of, and any amendment, supplement or modification to, or waiver of any provision of, this Agreement or the Securities, and the reasonable fees and disbursements of Shearman & Sterling and Eaton & Van Winkle, such fees and disbursements in respect of such preparation, execution and delivery to be paid by the Company on the Series B and Convertible Notes Closing Date. Such other expenses shall be paid promptly by the Company as and when payment thereof is requested by the Purchasers. The obligations provided for in this Section 9.5 shall survive any termination of this Agreement.

     9.6  Indemnification.  The Company agrees to indemnify and hold harmless
          ---------------
each Purchaser, its subsidiaries, directors, officers and employees, to the maximum extent permitted by law, from and against any and all liability (including, without limitation, reasonable legal fees incurred in defending against any such liability) under, arising out of or relating to this Agreement, the Securities, the transactions contemplated hereby or thereby or in connection herewith or therewith, and all action or failures to act and the transactions contemplated thereby, including (to the maximum extent permitted by law) any liability arising under Federal or state securities laws, except to the extent such liability shall result from any act or omission on such Purchaser's part constituting willful misconduct or gross negligence or the inaccuracy of representations in Section 5. The obligations of the Company under this Section
9.6 shall survive and continue to be in full force and effect notwithstanding the Shares not having been purchased, the redemption of the Shares or the termination of this Agreement.

     9.7  Publicity.  Each party to this Agreement agrees not to disclose the
          ---------
name of the other, the existence of this Agreement or the terms hereof in any press release or other public disclosure, or in any proxy statements, prospectus or other, similar materials filings with any governmental entity, unless, required by law or in each such case, and the other party first has reviewed and approved such usage, with such review and approval not to be unreasonably delayed or withheld.

     9.8  Governing Law.  THIS AGREEMENT AND THE OTHER AGREEMENTS AND
          -------------
INSTRUMENTS EXECUTED AS PROVIDED HEREIN, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER, SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

     9.9  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     9.10  Captions; Gender.  The descriptive headings of the Sections of this
           ----------------
Agreement are inserted for convenience only and shall not affect the meaning, construction or interpretation of any of the provisions hereof. The use of the neuter form of a pronoun shall be deemed, where appropriate, to include the masculine and feminine forms of such pronoun.

     If you are in agreement with the foregoing, please sign in the space provided below.


     ALLIANCE ENTERTAINMENT CORP.


     By:  /s/ Christopher J. Joyce
          -------------------------------
     Name:  Christopher J. Joyce
     Title: Executive Vice President


The foregoing is hereby accepted
and agreed to as of the date
first above written.

Purchasers:
----------

CYPRESS VENTURES, INC.


By:   /s/ W. Townsend Ziebold
     ------------------------------
     Name:  W. Townsend Ziebold
     Title: Managing Director

WASSERSTEIN & CO., INC.


By:   /s/ W. Townsend Ziebold
     ------------------------------
     Name:  W. Townsend Ziebold
     Title: Managing Director


BT CAPITAL PARTNERS, INC.


By:   /s/ Robert Marakovits
     -------------------------------
     Name:  Robert Marakovits
     Title: Managing Director